UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2018

SPIRIT REALTY CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2727 North Harwood Drive, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On March 21, 2018, Spirit Realty Capital, Inc. (the "Company" or "Spirit") announced the appointment of Michael Hughes, age 43, as Executive Vice President and Chief Financial Officer effective April 1, 2018 (the "Effective Date"), as well as entry into an employment agreement (the "Employment Agreement") with Mr. Hughes on the terms summarized below.
Most recently Mr. Hughes was Executive Vice President and Chief Financial Officer for FelCor Lodging Trust Incorporated (NYSE:FCH) where he managed corporate finance, treasury, strategic planning, investor relations, IT, accounting, tax, human resources and risk management, from 2013 through the close of the company’s merger in 2017. Prior to that, he held various roles in corporate finance at FelCor from 2006 to 2013. Prior to FelCor, Mr. Hughes was employed by Wyndham International, Inc. from February 2002 to April 2006 and held multiple roles at Wyndham Hotels Corporation most recently as Vice President, Corporate Finance. Mr. Hughes received a bachelor's degree in business and finance, with a minor in history, from Rhodes College and is a CFA charterholder.
There were no arrangements or understandings between Mr. Hughes and any other persons pursuant to which Mr. Hughes received his appointment. Mr. Hughes does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Employment Agreement
Mr. Hughes' Employment Agreement provides for an initial term of three years with automatic one-year extension periods absent prior written notice electing not to extend his employment by the Company or Mr. Hughes.
During the employment term, Mr. Hughes will receive a base salary at an annual rate not less than $450,000 ("Base Salary"). Mr. Hughes, upon attainment of one or more pre-established performance goals established by the Company's Board of Directors or a committee thereof in its sole discretion, is eligible to receive an annual cash discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time based on a target bonus opportunity equal to 125% of Mr. Hughes' Base Salary and a maximum bonus opportunity of 200% of Mr. Hughes' Base Salary. It is expected that such performance criteria will be based on both financial and non-financial goals and may be set at any point during the calendar year, it being intended that such criteria will be established during the Company’s annual budgeting process, subject to adjustment.
Mr. Hughes shall be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company. Mr. Hughes shall be eligible for grants of such awards beginning in 2019. It is expected that the target date-of-grant value of Mr. Hughes' annual long-term incentive awards will be 200% of his Base Salary granted in equal portions of one-half time-vesting restricted stock grants, vesting ratably over three years (one-third per year from the date of grant) and one-half of the award as performance shares, cliff vesting after three years from the beginning of the performance period based on the achievement of applicable performance goals. In addition, in recognition of the Mr. Hughes' appointment as Chief Financial Officer of the Company, the Company will, under the Company’s 2012 Incentive Award Plan, as amended, grant Mr. Hughes (i) an award of Restricted Shares of the Company’s common stock with a value of $600,000 as of the Effective Date generally vesting as follows: 33.3% will vest on April 1, 2019, 33.3% will vest on April 1, 2020 and 33.4% will vest on April 1, 2021; and (ii) an award of Performance Shares with a target number of Performance Shares equal to $600,000 vesting as follows: a one-time cliff vesting on April 1, 2021 based on the achievement of applicable performance goals.
In addition, the Company shall reimburse Mr. Hughes up to $20,000 in legal costs in connection with the negotiations of his Employment Agreement. During his employment, Mr. Hughes will be entitled to certain employee benefits of the Company including, but not limited to, participation in Company employee benefit plans, subject to meeting applicable eligibility requirements, four weeks of paid vacation per calendar year and reimbursement of business and travel expenses pursuant to the Company's expense reimbursement policy.
If Mr. Hughes' employment is terminated during the term of the Employment Agreement (i) by the Company without “Cause,” (ii) for “Good Reason” (each, as defined in Employment Agreement) or (iii) by reason of the Company’s failure to extend the term of the Employment Agreement at the end of the initial term or at the one-year extension period(s) thereafter, Mr. Hughes would be entitled to receive: (a) accrued benefits, (b) an amount equal to two (2) times the Base Salary, (c) an amount equal to one (1) times the target bonus of 125% of Base Salary, (d) an amount equal to the Prior Year’s Bonus, if applicable, (d) an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs, (e) accelerated vesting of time-based vesting equity awards, and (f) continuing health care coverage for up to 24 months under certain circumstances. In the event that the Mr. Hughes is terminated by reason of his death or disability, he will be entitled to receive, any unpaid Base Salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with Company policy, an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination) and accelerated vesting of outstanding Company equity or long term incentive awards.
The Company shall provide Mr. Hughes with a Company-paid term life insurance policy in the amount of $1,000,000 during the employment term and shall reimburse Mr. Hughes up to $2,000 in connection with an annual physical examination.
Mr. Hughes' Employment Agreement includes 12 month restrictive covenants regarding non-competition and non-solicitation following its termination as well as confidentiality and non-disparagement obligations.
The foregoing description of the terms of Mr. Hughes' Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.
Indemnification Agreement
On the Effective Date, the Company intends to enter into an Indemnification Agreement with Mr. Hughes in the form filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated July 17, 2013, the terms of which are incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure
The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities of Section 18. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed incorporated by reference into any filing under the Exchange Act regardless of any general incorporation language in such filing.
On March 21, 2018, we issued a press release regarding, among others, the appointment of Mr. Hughes as Executive Vice President and Executive Financial Officer. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

10.1	Employment Agreement between Michael Hughes and Spirit Realty Capital, Inc.
99.1	Press Release dated March 21, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2018

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Jay Young
Jay Young Executive Vice President, General Counsel and Secretary